Exhibit 23.1

                                  Consent of Ernst & Young LLP



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                                             Exhibit 23.1

                                             Consent of Ernst & Young LLP

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


         We consent to the incorporation by reference in the Registration Statement (Form S-8), pertaining to the Non-Employee Directors' Stock Option Plan and Stock Option Agreements with Certain Individuals of Global TeleSystems Group, Inc., of our reports dated December 16, 1997 (Global TeleSystems Group, Inc.), February 21, 1997 (EDN Sovintel), and December 23, 1997 (Hermes Europe Railtel B.V.), included in the Registration Statement on Form S-1 (No. 333-36555) of Global TeleSystems Group, Inc., filed with the Securities and Exchange Commission.


                                             /s/ Ernst & Young LLP


         Vienna, Virginia
         February 25, 1998